U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2012

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b), (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2012, American Science and Engineering, Inc. (the “Company”) accepted the voluntary resignation of Kenneth J. Breur, Vice President, Advanced Development and Logistics, and entered into a Separation and Transition Agreement, (the “Agreement”) to plan for Mr. Breur’s orderly transition out of the Company.  Pursuant to the terms of the Agreement, Mr. Breur shall remain with the Company for an extended period, as determined by the Company, during which he will continue to serve as Vice President, Advanced Development and Logistics until the earlier of the date on which his duties and business activities have been successfully transitioned or December 31, 2012.   During this transition period, Mr. Breur will continue to receive his current base salary and other benefits, consistent with the Company’s benefit plans and/or practices.  The Agreement also calls for Mr. Breur to receive a lump sum severance payment based upon termination for good reason, as described in his existing Change In Control and Severance Benefit Agreement, the form of which was filed as Exhibit 10.2 to the Company’s Report on Form 8-K dated April 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2012	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Kenneth J. Galaznik
Kenneth J. Galaznik
Senior Vice President, Chief Financial Officer, Treasurer and Clerk